EXHIBIT 2.1
AGREEMENT AND PLAN OF MERGER AND REINCORPORATION
BETWEEN
INTER-TEL, (DELAWARE) INCORPORATED, A DELAWARE CORPORATION, AND
INTER-TEL, INCORPORATED, AN ARIZONA CORPORATION
     THIS AGREEMENT AND PLAN OF MERGER AND REINCORPORATION, dated as of June 28, 2006, (the “Agreement”) is made by and between Inter-Tel (Delaware), Incorporated, a Delaware corporation (“Inter-Tel Delaware”) and Inter-Tel, Incorporated, an Arizona corporation (“Inter-Tel Arizona”). Inter-Tel Delaware and Inter-Tel Arizona are sometimes referred to herein as the “Constituent Corporations.”
R E C I T A L S
     A. Inter-Tel Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 100,000,000 shares, which are designated “Common Stock,” with $0.001 par value. As of the date of this Agreement, 1,000 Shares of Inter-Tel Delaware Common Stock are issued and outstanding.
     B. Inter-Tel Arizona is a corporation duly organized and existing under the laws of the State of Arizona and has an authorized capital of 100,000,000 shares of Common Stock. As of the date of this Agreement, 26,589,631 shares of Common Stock are issued and outstanding and 572,192 shares of Common Stock are issued and held in treasury.
     C. The Board of Directors of Inter-Tel Arizona has determined that, for the purpose of effecting the reincorporation of Inter-Tel Arizona in the State of Delaware, it is advisable and in the best interests of Inter-Tel Arizona and its shareholders that Inter-Tel Arizona merge with and into Inter-Tel Delaware upon the terms and conditions herein provided.
     D. The Board of Directors of Inter-Tel Arizona has further determined that it is in the best interests of Inter-Tel Arizona and its shareholders to approve this Agreement and the transactions contemplated herein and has directed the undersigned officers of Inter-Tel Arizona to submit this Agreement to its shareholder for adoption and approval. Such adoption and approval was obtained at the Inter-Tel Arizona annual shareholders meeting held on May 31, 2006. The Board of Directors of Inter-Tel Arizona has directed the undersigned officers of Inter-Tel Arizona, upon the approval of this Agreement by the shareholders of Inter-Tel Arizona, to execute and deliver this Agreement.
     E. The Board of Directors of Inter-Tel Delaware has approved this Agreement and the transactions contemplated herein and has directed the undersigned officers of Inter-Tel Delaware that it be submitted to a vote of its sole stockholder, Inter-Tel Arizona, for adoption and approval. Such adoption and approval was obtained in an action by written consent of the sole stockholder dated June 26, 2006. The Board of Directors of Inter-Tel Delaware has directed the undersigned officers of Inter-Tel Delaware, upon the approval of this Agreement by the stockholder of Inter-Tel Delaware, to execute and deliver this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Inter-Tel Delaware and Inter-Tel Arizona hereby agree, subject to the terms and conditions hereinafter set forth, as follows:
     I. MERGER
     1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the “DGCL” ) and the Arizona Business Corporation Act (the “ABCA” ), Inter-Tel Arizona shall be merged with and into Inter-Tel Delaware (the “Merger” ), the separate existence of Inter-Tel Arizona (the “Non-Surviving Corporation” ) shall cease and Inter-Tel Delaware shall be the surviving corporation (sometimes referred to herein as the “Surviving Corporation”), and the name of the Surviving Corporation shall be Inter-Tel (Delaware), Incorporated.
     1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:
          (a) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;
          (b) An executed Agreement and Plan of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and
          (c) An executed Articles of Merger, in the form of Exhibit A attached hereto, meeting the requirements of Section 10-1105 of the ABCA, shall have been filed with the Arizona Corporation Commission and the Surviving Corporation and the Non-Surviving Corporation hereby stipulate that they will cause to be performed all necessary acts therein and elsewhere to effectuate the Merger.
     The date and time when the Merger shall become effective, pursuant to the provisions of (i) Section 103 of the DGCL and (ii) Section 10-123 of the ABCA, is herein called the “Effective Date of the Merger.”
     1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Inter-Tel Arizona shall cease and Inter-Tel Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by Inter-Tel Arizona’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Inter-Tel Arizona in the manner more fully set forth in Section 259 of the DGCL, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Inter-Tel Arizona as constituted immediately prior to the Effective Date of the Merger and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Inter-Tel Arizona in the same manner as if Inter-Tel Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the ABCA.

     II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
     2.1 Certificate of Incorporation. The Certificate of Incorporation of Inter-Tel Delaware as in effect on the Effective Date of the Merger in the jurisdiction of its organization will be the Certificate of Incorporation of the Surviving Corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the DGCL.
     2.2 Bylaws. The Bylaws of Inter-Tel Delaware on the Effective Date of the Merger in the jurisdiction of its organization will be the Bylaws of the Surviving Corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the DGCL.
     2.3 Directors and Officers. The directors and officers of Inter-Tel Arizona on the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.
     III. MANNER OF CONVERSION OF STOCK
     3.1 Inter-Tel Arizona Common Shares. Upon the Effective Date of the Merger, each issued share of Inter-Tel Arizona Common Stock, no par value, whether immediately prior thereto then outstanding or held in treasury, shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares, or any other person, be converted into and exchanged for one fully paid and non-assessable share of Common Stock, $0.001 par value, of the Surviving Corporation.
     3.2 Inter-Tel Arizona Options, Stock Purchase Rights and Convertible Securities.
          (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Inter-Tel Arizona under, and continue, the option plans and all other employee benefit plans of Inter-Tel Arizona and certain stock option agreements by and between certain employees of Inter-Tel Arizona and Inter-Tel Arizona. Each outstanding and unexercised option, other right to purchase, restricted stock unit or security convertible into, Inter-Tel Arizona Common Stock (a “Right”) shall become, subject to the provisions in paragraph (b) hereof, an option, right to purchase, a restricted stock unit or a security convertible into the Surviving Corporation’s Common Stock on the basis of one share of the Surviving Corporation’s Common Stock, as the case may be, for each one share of Inter-Tel Arizona Common Stock, as the case may be, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Inter-Tel Arizona Right at the Effective Date of the Merger.
          (b) A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Inter-Tel Arizona Common Stock so reserved immediately prior to the Effective Date of the Merger.

     3.3 Inter-Tel Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Inter-Tel Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Inter-Tel Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.
     3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Inter-Tel Arizona Common Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Inter-Tel Arizona Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s Common Stock into which such shares of Inter-Tel Arizona Common Stock were converted in the Merger.
     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.
     Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Inter-Tel Arizona so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.
     If any certificate for shares of the Surviving Corporation’s stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.
     IV. GENERAL
     4.1 Covenants of Inter-Tel Delaware. Inter-Tel Delaware covenants and agrees that it will:
          (a) Qualify to do business as a foreign corporation in the State of Arizona by filing an application of authority with the Arizona Corporations Commission as required under the provisions of Sections 10-1503 of the ABCA;

          (b) File any and all documents with the Arizona Department of Revenue, necessary for the assumption by Inter-Tel Delaware of all of the tax liabilities of Inter-Tel Arizona; and
          (c) Take such other actions as may be required by the ABCA.
     4.2 Further Assurances. From time to time, as and when required by Inter-Tel Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Inter-Tel Arizona such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Inter-Tel Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Inter-Tel Arizona and otherwise to carry out the purposes of this Agreement, and the officers and directors of Inter-Tel Delaware are fully authorized in the name and on behalf of Inter-Tel Arizona or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.
     4.3 Shareholder and Stockholder Approval. This Agreement has been submitted to and approved by a vote of the shareholders of Inter-Tel Arizona and the sole stockholder of Inter-Tel Delaware in accordance with the laws of the State of Arizona and the State of Delaware, respectively.
     4.4 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Inter-Tel Arizona or of Inter-Tel Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Inter-Tel Arizona or by the stockholders of Inter-Tel Delaware, or by both.
     4.5 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement (or certificate in lieu thereof) at any time before the Effective Date of the Merger, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.
     4.6 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801 and Corporation Trust Center is the registered agent of the Surviving Corporation at such address.
     4.7 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 1615 S. 52nd Street, Tempe, AZ 85281, and

copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.
     4.8 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the ABCA.
     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Inter-Tel Delaware and Inter-Tel Arizona and by their stockholder and shareholders, respectively, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

INTER-TEL (DELAWARE), INCORPORATED a Delaware corporation

By:	/s/ Norman Stout Norman Stout,
Chief Executive Officer

INTER-TEL, INCORPORATED a Arizona corporation

By:	/s/Norman Stout Norman Stout,
Chief Executive Officer